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                                                                      Exhibit 21



                         Subsidiaries of the Registrant

                                                              Percentage of
                                                                Securities
           Name                  State of Incorporation           Owned
           ----                  ----------------------           -----
GenPlus Managed Care, Inc.              Delaware                   100%
Genovese MedCare, Inc.                  Delaware                   100%